   As filed with the Securities and Exchange Commission on January 27, 1994

                                               Registration No. 33-
 ------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             DELTA AIR LINES, INC.
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         Delaware                                   58-0218548
- -------------------------------         ------------------------------------
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                   Hartsfield Atlanta International Airport
                           Atlanta, Georgia   30320
                   ----------------------------------------
                         (Address, including zip code,
                 of registrant's principal executive offices)


              1989 Stock Incentive Plan of Delta Air Lines, Inc.
              --------------------------------------------------
                           (Fu1l title of the plan)

                               Robert S. Harkey
                     Senior Vice President-General Counsel
                             Delta Air Lines, Inc.
                   Hartsfield Atlanta International Airport
                            Atlanta, Georgia 30320
                                (404) 715-2387
              ---------------------------------------------------
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
                                        Proposed      Proposed
Title of                                maximum       maximum
securities             Amount           offering      aggregate     Amount of
to be                   to be           price per     offering      registration
registered           registered (1)     share(2)      price(2)      fee
- --------------------------------------------------------------------------------
Common Stock......   3,000,000 shares   $161,430,000  $53.81        $55,666
Rights (3)........          --                --         --            --
- --------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares of Common Stock which may become issuable pursuant to the 1989 Stock Incentive Plan of Delta Air Lines, Inc. (the "Plan") by reason of applicable anti-dilution provisions.

(2) Estimated solely for the purpose of calculating the registration fee and based on $53.81, the average of the high and low prices of Common Stock of Registrant on the New York Stock Exchange Composite Tape on January 26, 1994.

(3) Each share of Common Stock includes one preferred stock purchase right ("Right") to be issued pursuant to the terms and conditions of the Rights Agreement dated as of October 23, 1986, as amended, between Registrant and First Chicago Trust Company of New York, as successor Rights Agent to NationsBank of Georgia, N.A., which when exerciseable would entitle its registered holder to purchase one one-hundredth of a share ("Unit") of Series A Junior Participating Preferred Stock of Registrant at an exercise price of $200 per Unit, subject to adjustment in certain circumstances.
     The Rights will expire at the close of business on November 4, 1996, unless redeemed earlier by Registrant.

     Pursuant to Rule 429, this Registration Statement also relates to 2,922,809 shares of Common Stock reserved for issuance under the Plan as of December 31, 1993 which were previously registered under a Form S-8 Registration Statement (File No. 33-32618).

- --------------------------------------------------------------------------------

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



     Item 3.   Incorporation of Documents by Reference.
               ---------------------------------------

               The following documents filed by Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement, except to the extent that any
     statement or information contained therein is modified,   superseded or
     replaced by a statement or information contained in any subsequently filed document incorporated herein by reference.

               (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1993;

               (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993;

               (c) The information contained under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-3 (File No. 33-62048) and any amendment or report for the purpose of updating such description;

               (d) The information contained under the caption "Amendment of the 1989 Stock Incentive Plan" on pages 19 through 22 and Appendix A of Registrant's definitive proxy statement dated September 13, 1993; and

               (e) All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold; such documents shall be deemed to be part hereof from the date of filing of such documents.

     Item 4.   Description of Securities.
               -------------------------

               Not applicable.

     Item 5.   Interests of Named Experts and Counsel.
               --------------------------------------

               The legality of the shares of Common Stock and the Rights attached thereto has been passed upon for Registrant by Robert S. Harkey, Esq., Hartsfield Atlanta International Airport, Atlanta, Georgia 30320, Senior Vice President - General Counsel of Registrant. At December 31, 1993, Mr. Harkey beneficially owned 5,681 shares of Common Stock; had options to purchase 53,000 shares of Common Stock under Registrant's stock option plan; and beneficially owned 46 shares of Series B ESOP Convertible Preferred Stock of Registrant.

     Item 6.   Indemnification of Directors and Officers.
               -----------------------------------------

               Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighteenth of Registrant's Certificate of Incorporation provides that no director shall be personally liable to Registrant or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

               Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

               Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement or such action or suit if he acted under standards similar to those set both in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

               Article Tenth of Registrant's Certificate of Incorporation provides that Registrant shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of the fact that he is or was serving as a director, officer or employee of Registrant, or that, at the request of Registrant, he is or was serving another corporation or enterprise in any capacity.

          Registrant has purchased and maintains at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.

     Item 7.   Exemption from Registration Claimed.
               -----------------------------------

               Not applicable.

     Item 8.   Exhibits.
               --------

        4(a) Certificate of Incorporation of Registrant, as amended through October 28, 1993 (Filed as Exhibit 3 to Registrant's Current Report on Form 8-K dated November 17, 1993)*

        4(b) By-Laws of Registrant, as amended through October 28, 1993 (Filed as Exhibit 3 to Registrant's Current Report on Form 8-K dated November 17, 1993)*

        4(c) 1989 Stock Incentive Plan of Delta Air Lines, Inc., as amended through October 28, 1993

        4(d) Rights Agreement dated as of October 23, 1986, and Amendment No. 1 thereto dated as of June 19, 1992, between Registrant and NationsBank of Georgia, N.A. (Filed as Exhibit 1 to Registrant's Current Report on Form 8-K dated November 4, 1986, and Exhibit 4-I to Amendment No. 2 to Registrant's Registration Statement on Form S-3 (Registration No. 33-48136))*

        4(c) Resignation, Transfer and Acceptance Agreement dated November 30, 1992, among NationsBank of Georgia, N.A., First Chicago Trust Company of New York, and Registrant (Filed as Exhibit 4-G to Amendment No. 1 to Registrant's Registration Statement on Form S-3 (Registration No. 33-62048))*

        5      Opinion of Counsel

       15      Arthur Andersen & Co. letter re unaudited financial information

       23(a)   Consent of Counsel (included in Exhibit 5)

       23(b)   Consent of Independent Public Accountants

       24      Powers of Attorney

     ________________

     * Incorporated herein by reference.

     Item 9.   Undertakings.
               ------------

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

               (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



               The Registrant.  Pursuant to the requirements of the Securities
               --------------
     Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 25th day of January, 1994.

                                      DELTA AIR LINES, INC.



                                      By:  Ronald W. Allen*
                                           ---------------------------
                                           Ronald W. Allen
                                           Director, Chairman
                                           of the Board, President and
                                           Chief Operating Officer


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 25th day of January, 1994, by the following persons in the capacities indicated.

              Signature                              Title
              ---------                              -----

     Ronald W. Allen*                 Director, Chairman of the Board,
     ----------------------------
     Ronald W. Allen                  President and Chief Executive Officer
                                      (Principal Executive Officer)


     Edwin L. Artzt*                  Director
     ----------------------------
     Edwin L. Artzt


     Henry A. Biedenharn, III*        Director
     ----------------------------
     Henry A. Biedenharn, III


     James L. Broadhead*              Director
     ----------------------------
     James L. Broadhead


     Edward H. Budd*                  Director
     ----------------------------
     Edward H. Budd


     George D. Busbee*                Director
     ----------------------------
     George D. Busbee


     R. Eugene Cartledge*             Director
     ----------------------------
     R. Eugene Cartledge

     Mary Johnston Evans*             Director
     ----------------------------
     Mary Johnston Evans


     David C. Garrett, Jr.*           Director
     -----------------------------
     David C. Garrett, Jr.


     Gerald Grinstein*                Director
     -----------------------------
     Gerald Grinstein


     Jesse Hill, Jr.*                 Director
     -----------------------------
     Jesse Hill, Jr.


     Thomas J. Roeck, Jr.*            Senior Vice President-Finance
     -----------------------------    and Chief Financial Officer
                                      (Principal Financial Officer
                                      and Principal Accounting Officer)

     Thomas J. Roeck, Jr.

     *By:  /s/ Leslie P. Klemperer    Attorney-In-Fact
           -----------------------
           Leslie P. Klemperer

                                 EXHIBIT INDEX


     Exhibit No.               Description
     -----------               -----------
        4(a)   Certificate of Incorporation of Registrant, as amended through
               October 28, 1993 (Filed as Exhibit 3 to Registrant's Current
               Report on Form 8-K dated November 17, 1993)*

        4(b) By-Laws of Registrant, as amended through October 28, 1993 (Filed as Exhibit 3 to Registrant's Current Report on Form 8-K dated
               November 17, 1993)*

        4(c) 1989 Stock Incentive Plan of Delta Air Lines, Inc., as amended through October 28, 1993

        4(d)   Rights Agreement dated as of October 23, 1986, and Amendment No.
               1 thereto dated as of June 19, 1992, between Delta and NationsBank of Georgia, N.A. (Filed as Exhibit 1 to Registrant's
               Current Report on Form 8-K dated November 4, 1986, and Exhibit
               4-I to Amendment No. 2 to Registrant's Registration Statement on
               Form S-3 (Registration No. 33-48136))*

        4(c)   Resignation, Transfer and Acceptance Agreement dated November 30,
               1992, among NationsBank of Georgia, N.A., First Chicago Trust
               Company of New York, and Registrant (Filed as Exhibit 4-G to
               Amendment No. 1 to Registrant's Registration Statement on Form
               S-3 (Registration No. 33-62048))*

        5      Opinion of Counsel

       15      Arthur Andersen & Co. letter re unaudited financial information

       23(a)   Consent of Counsel (included in Exhibit 5)

       23(b)   Consent of Independent Public Accountants

       24      Powers of Attorney

     ________________

     * Incorporated herein by reference.